UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 27, 2006

Woodward Governor Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-8408	36-1984010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5001 North Second Street, Rockford, Illinois		61111
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	815-877-7441

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 27, 2006, at the recommendation of the Nominating and Governance Committee, the Board of Directors (the "Board") of Woodward Governor Company (the "Company") adjusted non-employee director compensation effective October 1, 2006, as follows:

1. Increase the annual retainer fee from $24,000 to $36,000; and
2. Increase the fee payable for each Board and committee meeting attended from $1,500 to $2,000.

A summary of the terms of total non-employee director compensation is attached hereto as Exhibit 99.1, which is incorporated by reference.

Additionally, at meetings of the Compensation Committee (the "Committee") of the Board of the Company and the Board held on September 26, 2006 and September 27, 2006, respectively, the Committee and the Board approved annual salaries effective October 1, 2007, to the Company’s named executive officers, as set forth below:

1. T.A. Gendron - $575,000
2. R.W. Weber Jr. - $312,000

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

99.1 Non-employee Director Compensation FY2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Woodward Governor Company

November 3, 2006	By:	Robert F. Weber, Jr.

Name: Robert F. Weber, Jr.
Title: Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Non-employee Director Compensation FY2007